Final

AMENDMENT NUMBER TWENTY TWO TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment Number Twenty Two to Amended and Restated Loan and Security Agreement ("Amendment") is entered into effective as of February 1, 2006, by and between SHF IX, LLC, a Delaware Limited Liability Company ("Lender"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

A. Lender is successor in interest of all obligations of Borrower owed to WELLS FARGO FOOTHILL, INC., a California corporation ("Foothill"), pursuant to an assignment dated as of October 7, 2004 between Foothill and Lender.

B. Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of November 28, 1994 (as amended and modified, from time to time, the "Agreement").

C. Borrower has requested of Lender, as successor to Foothill, to further extend the Term of the Loans and to amend the Agreement as provided for and on the conditions herein.

NOW, THEREFORE, Borrower and Lender hereby amend the Agreement as follows:

1. **DEFINITIONS**. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2. **AMENDMENT**.

(a) Section 3.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

"3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on May 1, 2006, and the maturity date of the Old Term Note and New Term Note and all interest thereon shall also be May 1, 2006. The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement, and the Loans shall become due and payable, immediately and without notice upon the occurrence and during the continuation of an Event of Default."

3. **REPRESENTATIONS AND WARRANTIES**. Borrower and each Affiliate executing this Agreement hereby affirms to Lender:

(a) that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

(b) that during the period of this extension Borrower will not pay any antecedent debt or obligations to any Person not in the ordinary course of its business or the business of any subsidiary.

4. **CONDITION TO FORBEARANCE**. The effectiveness of this Amendment is expressly conditioned upon:

(a) the receipt by Lender of a fully executed copy of this Amendment, which includes the Consent and Ratification attached hereto; and

(b) payment in good funds of $25,000 on or before February 24, 2006 to be applied by Lender as a credit against expenses as described in the Term Sheet.

5. **ACKNOWLEDGMENT AND MODIFICATION OF TERM SHEET.** Porta acknowledges and agrees that the Term Sheet dated August 5, 2005 remains in full force and effect, with the following additional covenants and milestones incorporated therein:

Covenants:

- Porta shall pay the Lender $112,500/month on February 28, 2006, March 31, 2006, and May 1, 2006, which shall be applied first to interest and then to principal on the New Note.

- Porta shall pay currently all reasonable expenses of the Lender and its counsel relating to the negotiation and implementation of forbearance agreements, amendments to the Agreement, negotiation, implementation and enforcement of the Debt Restructuring terms. Porta shall pay the Lender $25,000 on February 24, 2006, and an additional $25,000 on each of such other dates as Lender notifies Porta that the outstanding balance on hand to be applied to Lender's expenses is less than or equal to $25,000.

- Prior to Lender's execution of Amendment 22 to the Agreement, Porta shall provide Lender with a rolling 13-week cash budget commencing as of the week of January 27, 2006, and thereafter Porta shall provide Lender with weekly reconciliation of all consolidated cash receipts and payments and with monthly financial statements.

- Porta and its subsidiaries/corporate affiliates shall not make any payments outside the ordinary course of their business, without written consent of Lender, and shall only pay those expenses shown on the budget, out of any operating account or other account or other source of Porta funds (and its subsidiary/corporate affiliate funds), wherever located.

- Porta shall keep all consolidated cash in the Account (as identified in the Term Sheet) at JPMorgan Chase Bank, N.A. or such other accounts as may be approved in writing by Lender.

- Porta will continue to explore all strategic options for a sale/restructuring. Porta will provide Lender with a weekly report on the status of all negotiations with potential investors, as well as a copy of all written proposals

received from potential investors. Porta and its counsel and financial adviser shall meet (in person or telephonically) with representatives of Lender and its counsel at least once every two weeks to discuss Porta's progress in meeting the covenants and milestones.

- Porta shall immediately provide Lender with a copy of any notice delivered to it or received by it pursuant to or in connection with the Investor Documentation (as defined below).

- A termination event (or incipient termination event) under the Investor Documentation (as defined below) shall be an immediate Event of Default hereunder.

- Lender may rely on any representations of Porta in the Investor Documentation, prior to the closing of the Restructuring.

<u>Milestones</u>:

- By February 24, 2006 – Porta shall enter into Amendment 22 to the Agreement.

- By February 24, 2006 – Porta shall deliver to the Lender evidence of Porta's Board's approval of Amendment 22.

- Porta and its counsel shall copy Lender on each draft of the Investor Documentation (as defined below). Porta shall use its reasonable efforts, and shall cause Duff & Phelps to use its reasonable efforts, to continue to negotiate with Gores and other potential financial and/or strategic purchasers for a prompt sale of all or any part of Porta on a going concern basis.

- No later than March 17, 2006 – Porta shall enter into a binding Letter of Intent with Gores or another bidder (the "LOI Counterparty") which contains provisions pertaining to Lender which are acceptable to Lender and provides that Lender shall receive an all cash payment of $15,500,000 at or prior to closing.

- No later than April 17, 2006 – Porta shall circulate to the Lender definitive documentation for a transaction with the LOI Counterparty (the "Investor Documentation"), for the Lender's review and approval, for a closing contemplated to occur as soon as practicable thereafter.

- Porta and its counsel shall circulate to the Lender revised draft documentation for the process of obtaining shareholder approval of the Investor Documentation and related transactions, for the Lender's review and approval, for a proxy statement contemplated to be submitted to the U.S. Securities Exchange Commission ("SEC") within seven days of the delivery of the Investor Documentation described in the bullet point above. In addition, Porta

shall simultaneously provide the Lender with evidence of agreement by the necessary amount of Porta's subordinated noteholders and other relevant constituencies (other than shareholders) needed to satisfy any conditions precedent to the Investor Documentation or other information regarding the status of such agreements satisfactory to Lender.

- Within seven days of the circulation of the draft proxy statement – Porta shall file the proxy statement with the SEC. Investor Documentation and any necessary related documentation shall be executed prior to or simultaneously with the filing of the proxy statement described in the bullet point above.

- Porta shall use its best efforts to take all necessary steps to achieve prompt SEC approval of the above-referenced proxy statement.

6. **NOTICE OF ACCRUAL OF INTEREST ON THE OLD TERM LOAN**. The effective date in the notice given by the Lender to the Borrower on June 29, 2005 pursuant to Section 2.5(h) of the Agreement is deferred until the earlier of May 1, 2006 or the occurrence of an Event of Default as described in paragraph 7 hereof.

7. **COMMITMENT TO RESTRUCTURING AND/OR SALE**. Borrower shall perform all agreements, covenants and obligations described in the Term Sheet or herein. Such performance shall be completed by the dates referenced therein, as applicable; time is of the essence. If Borrower shall fail to satisfy any milestone set forth herein, Borrower shall immediately notify Lender in writing of such failure. Any failure to perform under this paragraph 7 or the occurrence of any other breach of this Amendment or the Agreement shall be an Event of Default.

8. **FURTHER ASSURANCES**. The parties recognize that it may be necessary for Borrower and/or Lender to execute and/or file and/or record documents or instruments in order that (i) Lender be reflected as the holder of the obligations, (ii) that the perfection of Lender's security interest be maintained and (iii) Lender's rights under the Agreement be accurately evidenced. Accordingly, promptly upon request by Lender, Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Agreement; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Agreement including, without limitation, the delivery of a landlord waiver from any landlord required by Lender; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto Lender the rights granted now or hereafter intended to be granted to Lender under the Agreement or under any other instrument executed in connection with the Agreement or that Borrower may be or become bound to convey, mortgage or assign to Lender in order to carry out the intention or facilitate the performance of the provisions of the Agreement. Borrower shall furnish to Lender evidence satisfactory to Lender of every such recording, filing or registration.

9. **COSTS AND EXPENSES**. Borrower shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

10. **LIMITED EFFECT**. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement as amended and supplemented hereby, shall remain in full force and effect.

11. **COUNTERPARTS; EFFECTIVENESS**. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first set forth above.

SHF IX, LLC, a Delaware Limited Liability Company

By: ______________________

Title: ______________________

PORTA SYSTEMS CORP.,
a Delaware corporation

By: ______________________

Title: ______________________

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first set forth above.

SHF IX, LLC, a Delaware Limited Liability Company

By: ______________________________

Title: ______________________________

PORTA SYSTEMS CORP., a Delaware corporation

By: ______________________________

Title: ______________________________

CONSENT AND RATIFICATION

Each of the undersigned affiliates of Porta Systems Corp. ("Porta") is aware of the terms of the above attached Amendment Number Twenty Two, dated as of February 1, 2006, to the Amended and Restated Loan and Security Agreement, as amended to date (the "Loan Agreement"), and acknowledges that all of such affiliate's obligations under any of the Collateral Documents (as defined in the Assignment Agreement) from Chemical Bank to Wells Fargo Foothill, Inc. are and shall continue in full force and effect in favor of Lender as successor by assignment of all obligations of Borrower to Wells Fargo Foothill, Inc., including the obligations to guarantee the obligations of Porta owing to Lender and to secure such obligations pursuant to the terms of such Collateral Documents. "Assignment Agreement" shall have the meaning given to it in the Loan Agreement.

ASTER CORPORATION

By: [signature]
Name: ____________________
Title: ____________________

CPI HOLDING CORP.

By: [signature]
Name: ____________________
Title: ____________________

CRITERION PLASTICS, INC.

By: [signature]
Name: ____________________
Title: ____________________

DISPLEX, INC.

By: [signature]
Name: ____________________
Title: ____________________

MIROR TELEPHONY SOFTWARE, INC.

By: [signature]
Name: ______________________
Title: ______________________

PORTA FOREIGN SALES CORP.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS EXPORT CORP.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS INTERNATIONAL CORP.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS LEASING CORP.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS OVERSEAS CORP.

By: [signature]
Name: ______________________
Title: ______________________

LERO INDUSTRIES LTD.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS, LIMITED

By: [signature]
Name: ______________________
Title: ______________________

VANDERHOFF BUSINESS SYSTEMS LTD.

By: [signature]
Name: ______________________
Title: ______________________

VANDERHOFF COMMUNICATIONS LTD.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS S.A. de C.V.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS CORP.

Officer's Certificate

Michael A. Tancredi does hereby certify that he is the duly elected and incumbent Senior Vice President, Secretary and Treasurer of Porta Systems Corp., a Delaware corporation (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Company's Board of Directors at a meeting held on February 24, 2006, and that such resolutions are in full force and effect on the date of this Certificate.

WHEREAS, SHF IX, LLC ("SHF") has proposed an Amendment to extend to May 1, 2006, the maturity date of this Corporation's senior debt, pursuant the terms and conditions of the Amendment as set forth in Exhibit A, attached hereto; and

NOW, THEREFORE, BE IT

RESOLVED, that the Board of Directors hereby approves the Amendment, substantially in the form attached hereto as Exhibit A; and be it further

RESOLVED, that any senior officer of the Company be, and each of them hereby is, authorized and directed to (a) execute and deliver, in the name and on behalf of this Corporation, the Amendment, substantially as discussed by the Board of Directors, or any of them, in their discretion, with such modifications as such officer shall determine to be necessary, advisable or appropriate (such determination to be conclusively evidenced by such officer's execution thereof); and be it further

RESOLVED, that any officer of this Corporation be, and hereby is, authorized and empowered to certify as to the adoption of the foregoing resolutions.

Dated this 24th day of February, 2006.

Michael A. Tancredi
Michael A. Tancredi
Senior Vice President,
Secretary and Treasurer